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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in Pre-Effective Amendment No. 4 to the registration statement on Form S-1 (File No. 333-34679) of our report dated April 26, 1997, except for Note 16 for which the date is October 27, 1997, on our audits of the financial statements of Affiliated Managers Group, Inc. We also consent to the references to our firm under the captions "Experts", "Summary Historical and Pro Forma and Financial Data" and "Selected Historical Financial Data."


                                             /s/ COOPERS & LYBRAND L.L.P.
                                          --------------------------------------
                                                 Coopers & Lybrand L.L.P.

Boston, Massachusetts

October 29, 1997